Exhibit 10.1
CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN SCHEDULES AND EXHIBITS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

PURCHASE AND SALE AGREEMENT

SELLER:        SUN COAST RESOURCES, LLC
WESTERN MARKETING, INC.
RELADYNE WEST, LLC
RELADYNE FLORIDA, LLC
PUMPELLY OIL ACQUISITION LLC
PPC LUBRICANTS, LLC

PURCHASER:    FNLR NON-FRICTION LLC, A DELAWARE LIMITED LIABILITY COMPANY

April 11, 2024

REGARDING CERTAIN REAL PROPERTY AND IMPROVEMENTS

Purchase and Sale Agreement
(RelaDyne Portfolio)

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made effective as of April 11, 2024 (the “Effective Date”), by and among each of the selling parties identified on Exhibit A-1 attached hereto and made a part hereof (such exhibit, the “List of Properties and Seller Information”, and such entities, individually or collectively, as the context may require, “Seller”), and FNLR Non-Friction LLC, a Delaware limited liability company (together with its permitted assigns, “Purchaser”).
RECITALS
A.    Seller is the owner of (i) those certain parcels of real property commonly known by the addresses listed on the List of Properties and Seller Information exhibit, and more specifically described on Exhibit A-2 attached hereto and made a part hereof (the “Land”), (ii) the buildings, parking areas, structures and other improvements located thereon, including but not limited to all site work, landscaping, permanent fixtures and utilities (the “Buildings”), (iii) all land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Land, and any strips and gores adjoining or adjacent to the Land (collectively, the “Additional Property Rights” and together with the Land, the Appurtenant Rights (as hereinafter defined), and the Buildings, collectively, the “Real Property”), (iv) the machinery, equipment and systems necessary for the operation of the Buildings that are “fixtures” pursuant to applicable law, including, but not limited to electrical, plumbing, heating, ventilation and air-conditioning equipment, and fire sprinklers and fire suppression equipment (but specifically excluding any such items that are not “fixtures” pursuant to applicable law, any trade fixtures, including, but not limited to, the “Tenant Property” listed on Exhibit B attached hereto and made a part hereof (collectively, the “Fixtures”), (v) all drawings, plans, specifications and surveys relating to the Property; all approvals, guaranties and warranties relating to the Property; all permits, certificates of occupancy, authorizations and approvals necessary for the ownership of the Property; and all other intangible property related to the Property (collectively, the “Intangible Property”) and (vi) attendant rights appurtenant to any of the foregoing, including, without limitation, all easements, rights-of-way, and privileges appurtenant to the Land (collectively, the “Appurtenant Rights”, and together with the Real Property, Buildings, Fixtures and Intangible Property (each, individually, a “Property” and, collectively, the “Properties”); and
B.    Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Properties in accordance with the terms and subject to the conditions of this Agreement.
NOW, THEREFORE, in reliance on the foregoing and in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.PURCHASE AND SALE OF THE PROPERTIES. Subject to and in accordance with the terms and conditions set forth in this Agreement and all Permitted Encumbrances, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Properties.
    1    Purchase and Sale Agreement
(RelaDyne Portfolio)

2.PURCHASE PRICE. The total consideration to be paid by Purchaser to Seller for the Property is ONE HUNDRED THIRTY TWO MILLION FIVE HUNDRED TWENTY THOUSAND and 00/100 Dollars ($132,520,000.00), payable by wire transfer of immediately available funds to Escrow Agent in accordance with the following provisions (the “Purchase Price”), allocated between the Properties as set forth on Schedule 2 attached hereto and made a part hereof.
3.TITLE POLICY; SURVEY; PROPERTY INFORMATION.
3.1Purchaser acknowledges and agrees that Seller has provided to Purchaser (including, without limitation, through postings on a datasite) copies of the following documents for each Property, (i) a current ALTA as-built survey (the “Updated Surveys”), (ii) a copy of an updated title commitment (the “Existing Title Commitments”) for a new extended coverage owner’s policy of title insurance (ALTA 2006 form) to be issued by First American Title Insurance Company (the “Title Insurer”) to Purchaser in (in the aggregate) the amount of the Purchase Price, insuring Purchaser as the fee owner of the Real Property dated as of the date and time the Deed is recorded, together with such endorsements as Purchaser may reasonably require subject only to the Permitted Exceptions (as hereinafter defined) (each a “Title Policy” and collectively, the “Title Policies”), (iii) updated Phase I Environmental Site Assessments (the “Updated Phase I Environmental Reports”, (iv) updated property condition assessments (the “Updated PCAs”) and (v) updated zoning reports (the “Updated Zoning Reports, and, together with the Updated PCAs, Updated Surveys, Existing Title Commitments and Updated Phase I Environmental Reports, collectively, the “Current Property Documents”).
3.2Notwithstanding anything to the contrary contained in this Agreement, Seller shall be required to cure or satisfy the following items at or prior to Closing (a) judgment liens, mechanics’ liens, materialmen’s liens and all other monetary liens, encumbrances or security interests against /any Property, including, without limitation, mortgages, deeds of trust and related UCC financing statements that were created by the acts or omissions of Seller, and (b) exceptions that can be removed from the Title Commitment by each Seller’s delivery of a customary owner’s title affidavit and gap indemnity in the form attached hereto as Exhibit C (the “Owner’s Affidavit”) or such other form of title affidavit and gap indemnity as may be reasonably acceptable to the Title Insurer, Purchaser, and Seller, (all of the foregoing hereinafter collectively referred to as the “Seller’s Required Removal Items”).
3.3Purchaser is deemed to have approved the proforma Title Policies and the Current Property Documents as of the Effective Date, and all exceptions and other matters shown on such proforma Title Policies or the Updated Surveys are hereby deemed Permitted Exceptions (as hereinafter defined).
3.4[Intentionally Omitted].
3.5Purchaser shall not be obligated to proceed with the Closing unless and until the Title Insurer is prepared to issue at Closing each of the Title Policies, subject only to the Permitted Exceptions. “Permitted Exceptions” means the following: (1) the lien of any
    2    Purchase and Sale Agreement
(RelaDyne Portfolio)

non-delinquent real estate taxes and assessments, and water and sewer charges for the tax year in which the Closing occurs and subsequent periods and (2) such other matters set forth in the proforma Title Policies or Updated Survey as of the Effective Date. Seller has provided to Purchaser (including, without limitation, through postings on a data site), the Property Information (as hereinafter defined). “Property Information” shall mean any of the materials and information described on Exhibit D attached hereto, to the extent such materials or information are in Seller’s current possession and reasonable control.
4.CLOSING. The payment of the Purchase Price, the transfer of ownership of the Properties, and the satisfaction of all other terms and conditions of the transaction contemplated by this Agreement (the “Closing”) shall occur on April 11, 2024 or such other date as may be mutually agreed to by Purchaser and Seller (such day being sometimes referred to as the “Closing Date”), through escrow at the office of the Title Insurer. The Closing shall be effective as of 11:59 p.m. (Central Time) on the day preceding the Closing Date (the “Effective Time”).
4.1Seller’s Closing Deliveries. At or prior to the Closing, Seller shall execute and deliver or cause to be delivered to Escrow Agent (or as otherwise expressly provided below) each of the documents described below: (a) one original duly executed and acknowledged special warranty deed (or the local equivalent thereof) for each Property conveying fee simple title to each Property to Purchaser, in substantially the forms attached here to as Exhibit E (each a “Deed” and collectively, the “Deeds”); (b) one original Seller’s non-foreign affidavit in the form attached hereto as Exhibit F, which shall be duly executed and delivered by the transferor (within the meaning of Code Section 1445) of the Property; (c) one duly executed counterpart of the Closing Statement (as defined in Section 4.4 below); (d) such evidence of Seller’s power and authority to execute this Agreement and related documents as Title Insurer may reasonably request; (e) any transfer tax statement, affidavit, declaration and/or filing that may be required by the state, county and/or municipality, as applicable, in which any Property is located to record the Deeds; (f) such other instruments and documents which shall be reasonably necessary in connection with the transaction contemplated herein and which do not impose, create, or potentially create any liability or expense upon Seller not expressly required under this Agreement; (g) one counterpart duly executed and acknowledged by RelaDyne Inc., a Delaware corporation, as “Tenant”, of a Lease, in the form attached hereto as Exhibit G, whereby Tenant shall lease the Properties back from Purchaser, as “Landlord” thereunder, in accordance with the terms thereof (the “Lease”); (h) one counterpart duly executed and acknowledged by AIP RD Buyer Corp., a Delaware corporation (the “Guarantor”), of a Guaranty of Lease in the form attached to the Lease (the “Lease Guaranty”), (i) one counterpart duly executed by Seller of an assignment agreement transferring to Purchaser all of Seller’s right, title and interest in any Intangible Property relating to the Properties, if any, in the form attached hereto as Exhibit H (the “General Assignment”); (j) [intentionally omitted]; (k) an original Owner’s Affidavit duly executed by each Seller in the form of Exhibit C attached hereto; and (l) one counterpart of a bill of sale duly executed by Seller in the form attached hereto as Exhibit J (the “Bill of Sale”).
4.2Purchaser’s Closing Deliveries. At or prior to the Closing Purchaser shall deliver or cause to be delivered to Escrow Agent (a) the Purchase Price, (b) one counterpart
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(RelaDyne Portfolio)

executed by Purchaser of the Closing Statement, (c) such evidence of Purchaser’s power and authority to execute this Agreement and related documents, as Title Insurer may reasonably request; (d) one Purchaser executed counterpart of the Lease; (e) one Purchaser executed counterpart of the Lease Guaranty, (f) one Purchaser executed counterpart of the General Assignment; (g) a Purchaser executed W-9; (h) any transfer tax statement, affidavit, declaration and/or filing that may be required to be executed by Purchaser by the state, county and/or municipality, as applicable, in which any Property is located to record the Deeds; (i) one Purchaser executed counterpart of the Bill of Sale; and (j) such other instruments and documents which shall be reasonably necessary in connection with the transaction contemplated herein and which do not impose, create, or potentially create any liability or expense upon Purchaser not expressly required under this Agreement. The Closing Statement may be signed in electronic or facsimile counterparts on the Closing Date.
4.3[Intentionally Omitted].
4.4Closing Prorations and Adjustments. No proration shall be made of real estate and personal property taxes, utility charges, or maintenance or operating expenses with respect to the Properties, as such charges are the responsibility of Tenant under the Lease. The provisions of this Section 4.4. shall survive Closing.
4.5Transaction Costs.
4.5.1Seller’s Costs. Seller shall pay in connection with this Agreement (i) the fees and disbursements of Seller’s counsel, (ii) costs of releasing all liens, judgments and other encumbrances, including, without limitation, Seller’s Required Removal Items, that are to be released pursuant to this Agreement and of recording such releases, if any, relating to the Property/Properties, (iii) all due diligence costs for all third-party reports ordered by or on behalf of Seller, including, but not limited to, the costs of all Current Property Documents, any inspections and site visits, and any other reports ordered by Seller (or at the request of Seller) in connection with the purchase and sale of the Properties and any updates to the foregoing (regardless of whether such reports and/or updates were ordered at the direction of Seller or Purchaser) and (iv) any brokerage commissions to be paid to Seller’s Broker.
4.5.2Purchaser’s Costs. Purchaser shall pay in connection with this Agreement (i) the fees and disbursements of Purchaser’s counsel, (ii) all costs associated with any Title Policy extended coverage or endorsements requested by Purchaser and (iii) the cost of any lender’s policy of title insurance requested by Purchaser’s lender, if any, including any requested extended coverage or endorsements.
4.5.3Other Closing Costs. The following closing costs shall be paid, as between Seller and Purchaser, as set forth on Schedule 4.5.3 attached hereto and made a part hereof (the “General Closing Cost Allocations Schedules”): (i) the costs of any transfer taxes (including any documentary stamp taxes) and like charges based on the Purchase Price or otherwise associated with the sale and conveyance of any Property to Purchaser or the leaseback of any Property to Tenant, (ii) the cost of any recording fees in connection with the recordation of the Deeds or any memorandum of the Lease that the parties may elect to record in the real
    4    Purchase and Sale Agreement
(RelaDyne Portfolio)

property records, (iii) the title premium costs to be paid in connection with the Title Policies to be provided for each of the Properties, and (iv) the fees and costs due Escrow Agent for its services.
4.5.4All other costs and charges of the Closing not otherwise provided for in this Agreement shall be allocated in accordance with the closing customs for the county in which the applicable Property is located or, if no such closing custom exists or is applicable, such costs and charges shall be split evenly between Purchaser and Seller.
The provisions of this Section 4.5 shall survive the Closing (or any earlier termination of this Agreement in accordance with its terms).
5.[Intentionally Omitted].
6.BROKERAGE. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Properties, this Agreement or otherwise, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim. Seller shall be responsible for the payment of any and all fees, expenses and commissions due to Jones Lang LaSalle (“Seller’s Broker”) on account of the transactions contemplated hereby, pursuant to the terms of a separate agreement. In no event shall Seller’s Broker be deemed a third party beneficiary of this Agreement. The provisions of this Section 6 shall survive Closing (or any earlier termination of this Agreement in accordance with its terms).
7.[Intentionally Omitted].
8.CONDITIONS PRECEDENT.
8.1Completion of Purchaser’s Due Diligence. As of the Effective Date, Purchaser has completed its due diligence and intends to proceed with the transaction contemplated by this Agreement and effectuate the Closing in accordance with the terms hereof, and Purchaser shall have no right to terminate this Agreement, except as may be expressly stated herein.

8.2Conditions to Purchaser’s Obligation to Close. The obligations of Purchaser to close the purchase and sale transaction under this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions (which may be waived in whole or in part by Purchaser in its sole discretion):
8.2.1Seller’s Performance. Seller shall have performed in all material respects all covenants and obligations required by this Agreement to be performed by it on or before the Closing Date. At or prior to the Closing, Seller shall have delivered or caused to be delivered to Escrow Agent all documents and other items referred to in Section 4.1.
8.2.2[Intentionally Omitted].
    5    Purchase and Sale Agreement
(RelaDyne Portfolio)

8.2.3Title Policy. The Title Insurer shall be irrevocably committed, subject to the payment of the applicable title insurance premiums and Purchaser’s satisfaction of all requirements of the Title Insurer with respect to issuance of the Title Policies (other than those requirements (if any) which Seller is obligated to satisfy pursuant to the terms of this Agreement), to issuing each of the Title Policy/Policies in the form required hereunder.
8.2.4KYC Requirements. Seller shall have completed and delivered to Purchaser the “know your customer” application form attached hereto as Exhibit I (the “KYC Application”) and Seller satisfactorily completes Purchaser’s customary Know Your Customer background check.
8.3Conditions to Seller’s Obligation to Close. The obligations of Seller under this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions (which may be waived in whole or in part by Seller in its sole discretion):
8.3.1Purchaser’s Performance. Purchaser shall have performed in all material respects all covenants and obligations required by this Agreement to be performed by it on or before the Closing Date. At or prior to the Closing, Purchaser shall have delivered to Escrow Agent all documents, funds to pay the Purchase Price, and other items referred to in Section 4.2.
9.REPRESENTATIONS, WARRANTIES AND COVENANTS.
9.1Seller’s Representations and Warranties. Each Seller hereby represents and warrants to Purchaser as to the following matters, as of the Effective Date:
9.1.1Organization and Authority. Each Seller is duly organized and in good standing under the laws of the state of its organization. Each Seller has the power and authority under its organizational documents to sell, transfer, convey and deliver the Properties to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained. The execution of this Agreement by each Seller, the consummation by each Seller of the transactions herein contemplated, and the execution and delivery of all documents to be executed and delivered by each Seller, have been duly authorized by all requisite action on such Seller’s part and this Agreement has been and all documents to be delivered by each Seller pursuant to this Agreement duly executed and delivered by such Seller and is binding upon and enforceable against such Seller in accordance with their respective terms. No approvals or consents by third parties or Governmental Authorities (as hereinafter defined) are required in order for any Seller to consummate the transactions contemplated hereby.
9.1.2No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of (i) any Seller’s organizational documents, (ii) any material instrument or agreement to which Seller is a party to or (iii) to Seller’s Knowledge, any order or decree of any court or Governmental Authority (as hereinafter defined) of any nature by which any Seller is bound.
    6    Purchase and Sale Agreement
(RelaDyne Portfolio)

“Governmental Authority” shall mean any governmental or quasi-governmental agency, department, board, commission, or bureau or other governmental or quasi-governmental agency entity or instrumentality.
9.1.3Condemnation. No Seller has received from any Governmental Authority any written notice of any, condemnation or eminent domain proceedings affecting any Property or any part thereof, and to Seller’s Knowledge, no such proceedings are threatened with respect to any Property or any part thereof.
9.1.4Proceedings. There are no actions or proceedings pending or, to Seller’s Knowledge, threatened against, relating to or affecting Seller or any of its assets that could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.
9.1.5[Intentionally Omitted].
9.1.6Bankruptcy. No Seller has commenced (within the meaning of any federal or state bankruptcy law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any part of its property, nor has a court of competent jurisdiction entered an order or decree under any federal or state bankruptcy law that is for relief against such Seller in an involuntary case or appointed a custodian of Seller for all or any part of its respective property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Seller’s Knowledge, threatened against any Seller.
9.1.7Brokers. Other than Seller’s Broker, no broker or finder has acted for Seller or any of its affiliates in connection with this Agreement or the transactions contemplated hereby and no person is entitled to any brokerage fee, finder’s fee or commission in respect thereof based upon arrangements made by or on behalf of any Seller for which Purchaser could be liable.
9.1.8Compliance With Laws. No Seller has received written notice alleging any violation of law (including any Environmental Law (as hereinafter defined)), municipal or county ordinances or other legal requirements with respect to such Seller’s Property where such violation remains outstanding, and to Seller’s Knowledge, except as may be disclosed in the Current Property Documents, no material violation of any of the foregoing exists.
9.1.9Right of First Offer or Right of First Refusal. To Seller’s Knowledge, no other person or entity has any right or option (including any right of first refusal or right of first offer) to purchase all or any part of any Property or any interest therein.
9.1.10Leases. There are no agreements in the nature of space leases, licenses, permits, franchises, concessions or occupancy agreements or any amendments, side
    7    Purchase and Sale Agreement
(RelaDyne Portfolio)

letters or other documents related thereto, affecting all or any part of the Properties, except (i) that certain lease between Seller, as landlord, and Triangle Fastener Corporation, as tenant, for approximately 14,408 SF at the Property located in Jacksonville, FL (the “Jacksonville Sublease”) and (ii) that certain Truck Parking lease, dated as of March 25, 2022, between Sun Coast Resources, LLC (f/k/a Sun Coast Resources, Inc.), as “Landlord”, and Balcones Resources, Inc., as “Tenant” with respect to the Property located in Austin, TX (the “Texas Truck Parking Lease”, and together with the Jacksonville Sublease, the “Existing Subleases”). With respect to the Existing Subleases, (i) to the applicable Seller’s Knowledge, each Existing Sublease is in full force and effect and (ii) to the applicable Seller’s Knowledge, no defaults are continuing under the Existing Subleases.
9.1.11Seller Not a Foreign Person. No Seller is a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.
9.1.12Executive Order No. 133224. To Seller’s Knowledge, each Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed Reg. 49079 (September 23, 2001) (“Executive Order 13224”) and other similar requirements contained in the result and regulations of the office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Executive Order 13224 and such other rules, regulations, legislation, or orders are collectively called the “Orders”). To Seller’s Knowledge, no Seller (i) is listed on the Specially Designated Nationals and Blocked Persons List (hereinafter defined) maintained by OFAC pursuant to Executive Order 13224 and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collective referred to as the “Lists”), (ii) has been determined by competent authority to be subject to the prohibitions contained in the Orders, and (iii) excluding any holders of any publicly held entity, is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.
9.1.13Hazardous Materials. Each Seller has delivered or made available to Purchaser true, accurate and complete copies of all Updated Phase I Environmental Reports in such Seller’s possession or reasonable control. To Seller’s Knowledge, except as may be set forth in the Existing Environmental Reports or otherwise expressly disclosed to Purchaser prior to the Effective Date, (i) no Seller has received any written notice from any Person (as hereinafter defined) alleging that any Property, or the use thereof, violates any applicable Environmental Law (as hereinafter defined) and (ii) no Seller has received any written notice from any Person alleging any liability for investigation, response, remediation or cleanup of such Seller’s Property.
9.1.14Contracts. There are no contracts or agreements entered into by, or to Seller’s Knowledge, binding upon, any Seller and affecting any Property, which will be binding upon Purchaser after the Closing Date. Notwithstanding the foregoing, the provisions of this Section 9.1.14 do not apply to any contracts or agreements entered into by any Seller
    8    Purchase and Sale Agreement
(RelaDyne Portfolio)

with respect to any Property that will continue after the Closing Date, as long as such contracts or agreements remain the responsibility of Tenant under the Lease.
9.1.15“Seller’s Knowledge” or any similar phrase shall mean the current actual knowledge, without independent investigation or any implied duty to investigate or make any inquiries, of Matt Green. Such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Seller represents and warrants that Matt Green is the person (i) having direct responsibility for the day to day operation and management of the Properties or (ii) who otherwise has knowledge of the matters set forth in this Section 9.1.
9.1.16“Specially Designated National or Blocked Person” means a Person (a) designated by the Office of Foreign Assets Control at the U.S. Department of the Treasury, or other U.S. governmental entity, and appearing on the List of Specially Designated Nationals and Blocked Persons (http://www.ustreas.gov/offices/enforcement/ofacisdn/ index.shtml), which List may be updated from time to time; or (b) with whom Purchaser or Seller is prohibited from engaging in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation, or Executive Order of the President of the United States; and (ii) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein. Seller represents and warrants to Purchaser, knowing that Purchaser is relying on such representation and warranty, that Seller is not a Specially Designated or Blocked Person.
All representations and warranties of Seller made in this Agreement shall be true as of the Effective Date, and shall survive Closing for a period of nine (9) months.
9.2[Intentionally Omitted].
9.3Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as of the Effective Date that:

9.3.1Organization. Purchaser is duly organized and in good standing under the laws of the state of its organization. Purchaser has full limited liability company power and authority under its organizational documents to execute and deliver this Agreement, and has full power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. Purchaser is duly qualified, licensed or admitted to do business and in good standing in the state in which each Property is located. No approvals or consents by third parties or Governmental Authorities (as hereinafter defined) are required in order for Purchaser to consummate the transactions contemplated hereby.
9.3.2Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by all necessary requisite action on the part of Purchaser. This Agreement
    9    Purchase and Sale Agreement
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has been duly and validly executed and delivered by Purchaser and constitutes legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms.
9.3.3No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of (i) Purchaser’s organizational documents, (ii) any material instrument or agreement to which Purchaser is a party to or (iii) Purchaser’s Knowledge, any order or decree of any court or Governmental Authority of any nature by which Purchaser is bound.
9.3.4Litigation. There are no actions or proceedings pending or, to Purchaser’s Knowledge, threatened against, relating to or affecting Purchaser or any of its assets that could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.
9.3.5Brokers. No broker or finder has acted for Purchaser or any of its affiliates in connection with this Agreement or the transactions contemplated hereby and no person is entitled to any brokerage fee, finder’s fee or commission in respect thereof based upon arrangements made by or on behalf of Purchaser for which Seller could be liable.
9.3.6Specially Designated National or Blocked Person. Purchaser represents and warrants to Seller, knowing that Seller is relying on such representation and warranty, that Purchaser is not a Specially Designated or Blocked Person.
9.3.7Purchaser Not a Foreign Person. Purchaser is not a “foreign person” which would subject Seller to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.
9.3.8Executive Order No. 133224. To Purchaser’s Knowledge, Purchaser is in compliance with the requirements of the Orders. Purchaser (i) is not listed on the Lists, (ii) has not been determined by competent authority to be subject to the prohibitions contained in the Orders, and (iii) excluding any holders of any publicly held entity, to Purchaser’s Knowledge, is not owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
9.3.9Bankruptcy. Purchaser has not commenced (within the meaning of any federal or state bankruptcy law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any part of its property, nor has a court of competent jurisdiction entered an order or decree under any federal or state bankruptcy law that is for relief against Purchaser in an involuntary case or appointed a custodian of Purchaser for all or any part of its respective property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Purchaser’s Knowledge, threatened against Purchaser.
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9.3.10“Purchaser’s Knowledge” or any similar phrase shall mean the current, actual knowledge, without independent investigation or any implied duty to investigate or make any inquiries of, Chase Romney. Such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Purchaser represents and warrants that Chase Romney is the person who has knowledge of the matters set forth in this Section 9.3.
All representations and warranties of Purchaser made in this Agreement shall be true as of the Effective Date, and shall survive Closing for a period of nine (9) months.
9.4[Intentionally Omitted]
10.INDEMNIFICATION.
10.1Indemnification
1.1.1Seller’s Indemnification. Subject to Section 10.4, Seller agrees to indemnify and hold harmless Purchaser for, from and against any and all actual out-of-pocket losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Purchaser in connection with or arising from (a) any breach by Seller of any warranty or the inaccuracy of any representation of Seller contained in this Agreement which expressly survives the Closing (and only for any express limited time period), and (b) any breach by Seller of any of its covenants or agreements contained in this Agreement which expressly survive the Closing. Purchaser acknowledges that it is a sophisticated purchaser who is familiar with the ownership and operation of real estate projects similar to the Properties and Purchaser and Seller have negotiated and agreed upon the length of the survival period as an adequate period of time for Purchaser to discover any and all facts that could give rise to a claim or cause of action for a breach of a representation or warranty. Seller shall have no liability for breach of any representation and warranty for any claim by Purchaser first made following such date and Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Purchaser may incur if not asserted by Purchaser prior to such date.
10.1.1Purchaser’s Indemnification. Subject to Section 10.5, Purchaser agrees to indemnify and hold harmless Seller for, from and against any and all actual out-of-pocket losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Seller in connection with or arising from (a) any breach by Purchaser of any warranty or the inaccuracy of any representation of Purchaser contained in this Agreement which expressly survives the Closing (and only for any express limited time period), and (b) any breach by Purchaser of any of its covenants or agreements contained in this Agreement which expressly survive the Closing.
10.2Notice and Determination of Claims.
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10.2.1Purchaser or Seller (the “Indemnified Party”) seeking indemnification hereunder shall give to the other party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any pending or threatened action at law or suit in equity by or against a third Person as to which indemnification will be sought (each such action or suit being a “Third Person Claim”) shall be given promptly after the action or suit is commenced and governed under Section 10.3; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.
10.2.2After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under Section 10.1 shall be paid within thirty (30) days of receipt of the Claim Notice, unless the Indemnitor has given written notice to the Indemnified Party of an objection regarding the Claim Notice, in which case the claim for indemnification shall be resolved by (i) written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree.
10.3Third Person Claims.
10.3.1Subject to Section 10.3.2 and Section 12.15 hereof, the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, at the Indemnified Party’s sole cost, the defense, compromise or settlement of any Third Person Claim against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that:
(a)the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Person Claim as to which the Indemnified Party has so elected to conduct and control the defense thereof; and
(b)the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld, conditioned or delayed), pay, compromise or settle any such Third Person Claim; provided that if the Indemnitor withholds such consent, or fails to grant such consent within fourteen (14) days after written request from the Indemnified Party, and such Third Person Claim shall be adversely determined, then the Indemnitor shall have an obligation to provide indemnification hereunder to the Indemnified Party, but such indemnification shall exclude the amount, if any, by which the
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proposed settlement amount exceeds the Liability Limitation; provided, that, in no event shall such exclusion reduce the indemnification provided hereunder below the Liability Limitation.
Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such Third Person Claim without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld, conditioned or delayed.
10.3.2Notwithstanding the foregoing or anything to the contrary herein, if any Third Person Claim against any Indemnified Party is solely for money damages not in excess of the Liability Limitation and such Third Person Claim will have no continuing effect in any material respect on any Property, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, at its sole cost and expense, the defense, compromise or settlement of any such Third Person Claim against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith, such cooperation to be at no cost or expense to the Indemnified Party; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Person Claim as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such Third Person Claim, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, conditioned or delayed, in which event no claim for indemnity therefor hereunder shall be waived.
10.4Limitation of Seller’s Liability. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred, (a) the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed [***] percent ([***]%) of the Purchase Price (the “Liability Limitation”), and (b) no claim by Purchaser alleging a breach by Seller of any representation, warranty, indemnification, covenant or other obligation of Seller contained herein (or in any document executed or delivered in connection herewith) may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until (i) such claim, either alone or together with any other claims by Purchaser alleging a breach by Seller of any representation, warranty, indemnification, covenant or other obligation of Seller contained herein (or in any document executed or delivered in connection herewith), is for an aggregate amount in excess of [***] ($[***]) (the “Floor Amount”), in which event Seller’s liability respecting such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; and (ii) such claim is made by
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Purchaser within [***] ([***]) months after Closing (the “Limitation Period”), provided, however, as it relates to the Texas Properties, Purchaser must comply with the provisions of Section 13.8 below. No constituent shareholder, partner or member in or agent of Seller, nor any advisor, trustee, director, officer, member, manager, partner, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a constituent shareholder, partner or member in Seller or an agent of Seller (“Seller’s Affiliates”) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent shareholder, partner or member in Seller, nor any obligation of any constituent shareholder, partner or member in any entity owning an interest (directly or indirectly) in Seller to restore a negative capital account or to contribute capital to Seller (or any entity owning an interest, directly or indirectly, in any other constituent shareholder, partner or member of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other shareholder, partner or member (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or such party’s obligations to restore or contribute). Notwithstanding anything to the contrary contained herein, Seller’s obligations under Section 6 and Section 12.15 shall not be subject to the Liability Limitation, nor shall any amounts recovered under such sections count towards the Liability Limitation.
10.5Limitation of Purchaser’s Liability. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred, (a) the aggregate liability of Purchaser arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Purchaser under this Agreement (or any document executed or delivered in connection herewith) shall not exceed the Liability Limitation, and (b) no claim by Seller alleging a breach by Purchaser of any representation, warranty, indemnification, covenant or other obligation of Purchaser contained herein (or in any document executed or delivered in connection herewith) may be made, and Purchaser shall not be liable for any judgment in any action based upon any such claim, unless and until (i) such claim, either alone or together with any other claims by Seller alleging a breach by Purchaser of any representation, warranty, indemnification, covenant or other obligation of Purchaser contained herein (or in any document executed or delivered in connection herewith), is for an aggregate amount in excess of the Floor Amount, in which event Purchaser’s liability respecting such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; and (ii) such claim is made by Seller within the Limitation Period. No constituent shareholder, partner or member in or agent of Purchaser, nor any advisor, trustee, director, officer, member, manager, partner, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a constituent shareholder, partner or member in Purchaser or an agent of Purchaser (“Purchaser’s Affiliates”) shall have any personal liability, directly or indirectly, under or in connection with
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this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Purchaser’s assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent shareholder, partner or member in Purchaser, nor any obligation of any constituent shareholder, partner or member in any entity owning an interest (directly or indirectly) in Purchaser to restore a negative capital account or to contribute capital to Purchaser (or any entity owning an interest, directly or indirectly, in any other constituent shareholder, partner or member of Purchaser), shall at any time be deemed to be the property or an asset of Purchaser or any such other shareholder, partner or member (and neither Seller nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or such party’s obligations to restore or contribute). Notwithstanding anything to the contrary contained herein, Purchaser’s obligations under Section 6 and Section 12.15 shall not be subject to the Liability Limitation, nor shall any amounts recovered under such sections count towards the Liability Limitation.
The provisions of this Article 10 shall survive the Closing.
11.Existing Subleases. The applicable Seller agrees to retain all obligations and liabilities in connection with each Existing Sublease, and in no event shall such Seller’s interest in each Existing Sublease be assigned or transferred, in whole or in part, to Purchaser, and Purchaser shall not (and does not) assume any responsibility, obligations or liabilities in connection with the Existing Subleases. For the avoidance of doubt, at all times during the term of each Existing Sublease, such Existing Sublease shall (i) remain an agreement between the applicable Seller (or Tenant) and the tenant thereunder, such that the obligations under such Existing Sublease (on the part of landlord or property owner) are and shall remain the obligations of the applicable Seller (or be obligations of Tenant) and (ii) be subject and subordinate to the terms of the Lease. The provisions of this Section 9.1.10 shall survive Closing.
12.MISCELLANEOUS.
12.1Entire Agreement. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Properties are merged in this Agreement, which alone fully and completely expresses the agreement of the parties.
12.2Assignment. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without first obtaining the written consent of Seller, which consent may be withheld in Seller’s reasonable, good faith discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to any entity affiliated with, controlled by, or under common control with Purchaser without Seller’s consent. Subject to the foregoing provisions, this Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Purchaser and Seller and their respective legal representatives, successors and permitted assigns.
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12.3Modifications. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.
12.4Time of Essence. Time is of the essence of this Agreement. However, whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the next succeeding business day. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the end of the next day which is a business day. As used herein, the term “business day” means any day which is not a Saturday, Sunday, federal legal holiday or day on which banks in New York, New York are closed.
12.5Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of New York.
12.6Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by electronic mail, or by overnight courier (such as Federal Express), addressed as follows below. All notices given in accordance with the terms hereof shall be deemed given when received or upon refusal of delivery, provided that notices delivered via email as hereinabove provided shall be deemed given once such notice or other communication is transmitted to the email address for each party set forth below their respective addresses; provided, that a duplicate copy of the notice, demand or request sent by email shall also be sent by one of the other methods set forth herein within one (1) business day ; provided, however, that such duplicate copy of the notice, demand or request sent by email shall not be required if the party receiving such notice, demand or request confirms via a non-auto-generated responsive email that it has received such notice, demand or request. Either party hereto may change its address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 12.6. If any party is represented by legal counsel, such legal counsel is authorized to give notice or make deliveries under this Agreement directly to the other party on behalf of his or her client, and the same shall be deemed proper notice or delivery hereunder if given or made in the manner hereinabove specified.
If to Seller:
RelaDyne LLC
8280 Montgomery Road, Suite 101
Cincinnati, OH 45236
Attention: [***]
Email: [***]

and    c/o American Industrial Partners
    450 Lexington Avenue, 40th Floor
    New York, NY 10017
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    Attention:  General Counsel
Email:[***]; [***]

with a copy to:     Ropes & Gray LLP
    1211 Avenue of the Americas
    New York, NY 10036
    Attention: [***]
    Email: [***]

If to Purchaser:
    FNLR NON-FRICTION LLC
    c/o Fortress Investment Group LLC
    1345 Avenue of the Americas, 46th Floor
    New York, NY 10105
    Attention:  General Counsel-Credit Funds
Email: [***]

and    c/o Fortress Investment Group LLC
    11611 San Vicente Blvd., 10th Floor
    Los Angeles, California 90049
    Attn.: [***]
    Email: [***] and [***]

with a copy to:     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
    2029 Century Park East, Suite 3100
    Los Angeles, CA 90067
    Attention: [***]
    Email: [***]

12.7“AS IS” SALE. ACKNOWLEDGING THE PRIOR USE OF THE PROPERTIES AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTIES, PURCHASER AGREES, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 9.1 ABOVE OR IN ANY DOCUMENTS EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT (THE “EXPRESS REPRESENTATIONS”) TO TAKE EACH PROPERTY “AS-IS,” “WHERE-IS,” AND WITH ALL FAULTS AND CONDITIONS THEREON. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH
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RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF ANY PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM EACH PROPERTY, (C) THE SUITABILITY OF ANY PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY ANY PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO ANY PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. OTHER THAN IN CONNECTION WITH THE EXPRESS REPRESENTATIONS, PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR SELLER’S AFFILIATES (OTHER THAN TENANT PURSUANT TO THE PROVISIONS OF THE LEASE) BASED ON (A) ANY ENVIRONMENTAL LAW (AS DEFINED BELOW), (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM ANY PROPERTY, OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF ANY PROPERTY. THE PROVISIONS OF THIS SECTION 12.7 SHALL SURVIVE THE CLOSING AND ANY TERMINATION OF THIS AGREEMENT. “ENVIRONMENTAL LAW” SHALL MEAN ANY LAW, ORDINANCE, RULE, REGULATION, ORDER, JUDGMENT, INJUNCTION OR DECREE NOW OR HEREAFTER RELATING TO POLLUTION OR SUBSTANCES OR MATERIALS WHICH ARE CONSIDERED TO BE HAZARDOUS OR TOXIC, INCLUDING, WITHOUT LIMITATION, THE RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. § 6901 ET SEQ.), CERCLA, THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. § 1801 ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. § 1251 ET SEQ.), THE SAFE DRINKING WATER ACT (21 U.S.C. § 349, 42 U.S.C. § 201 ET SEQ. AND § 300 ET SEQ.), THE TOXIC SUBSTANCES CONTROL ACT (15 U.S.C. § 2061 ET SEQ.), THE EMERGENCY PLANNING AND COMMUNITY RIGHT TO KNOW ACT (42 U.S.C. § 1100 ET SEQ.), THE CLEAN AIR ACT (42 U.S.C. § 7401 ET SEQ.), AND ANY STATE AND LOCAL ENVIRONMENTAL LAWS, ALL AMENDMENTS AND SUPPLEMENTS TO ANY OF THE FOREGOING AND ALL REGULATIONS AND PUBLICATIONS PROMULGATED OR ISSUED PURSUANT THERETO.
PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS
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OF THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF EACH PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM ANY PROPERTY. EXCEPT IN CONNECTION WITH SELLER’S EXPRESS WARRANTIES, UPON CLOSING, PURCHASER ACKNOWLEDGES THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AFFILIATES, OTHER THAN TENANT PURSUANT TO THE LEASE) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S AFFILIATES, OTHER THAN TENANT PURSUANT TO THE LEASE) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING ANY PROPERTY.
NOTHING CONTAINED IN THIS SECTION 12.7 SHALL LIMIT OR SERVE AS A WAIVER, RELEASE OR DISCHARGE OF ANY CLAIM PURCHASER HAS OR MAY HAVE AGAINST SELLER WITH RESPECT TO THE EXPRESS REPRESENTATIONS OR ANY CLAIM

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IT MAY HAVE AGAINST TENANT PURSUANT TO THE LEASE.
PURCHASER HEREBY SPECIFICALLY ACKNOWLEDGES THAT PURCHASER HAS CAREFULLY REVIEWED THIS SECTION, AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL, IS FULLY AWARE OF ITS CONSEQUENCES, AND THAT THE PROVISIONS OF THIS SECTION 12.7 ARE A MATERIAL PART OF THIS AGREEMENT; PROVIDED, HOWEVER, SUCH RELEASE, WAIVER OR DISCHARGE SHALL NOT APPLY AND SHALL BE OF NO FORCE OR EFFECT FOR ANY CLAIMS ARISING OUT OF SELLER’S INTENTIONAL, ACTIVE FRAUD OR FRAUDULENT CONCEALMENT.
    /s/ BR        /s/ WT
Seller’s Initials        Purchaser’s Initials

In no event shall the above provisions of this Section 12.7 be construed to release Seller from any of its express representations, warranties or covenants set forth in this Agreement or the documents delivered by Seller at Closing pursuant to this Agreement.
12.8[Intentionally Omitted].
12.9[Intentionally Omitted].
12.10[Intentionally Omitted].
12.11[Intentionally Omitted].
12.12Press Releases. The parties hereto shall not issue any press releases or public statements or disclosures, with respect to the transactions contemplated hereby or consummated in accordance with the terms hereof except upon the mutual agreement of the parties as to the form and content of each such press release or public statement or disclosure; provided that in no event shall any public announcement or public filing or disclosure use the name, logo, or otherwise refer to Fortress Investment Group LLC or any of its affiliates or Seller or any of its affiliates without the prior consent of each party. The provisions of this Section shall survive Closing.
12.13Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile or portable document format (PDF), each of which shall be deemed an original and admissible as best evidence for the execution and delivery of this Agreement by the parties hereto, and the signature page of either party to any counterpart may be appended to any other counterpart.
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12.14Construction. All parties hereto acknowledge that they have had the benefit of independent counsel with regard to this Agreement and that this Agreement has been prepared as a result of the joint efforts of all parties and their respective counsel. Accordingly, all parties agree that the provisions of this Agreement shall not be construed or interpreted for or against any party hereto based upon authorship.
12.15Attorneys’ Fees. In the event of litigation between the parties with respect to this Agreement or the transactions contemplated hereby, the prevailing party therein shall be entitled to recover from the losing party all of its costs of enforcement and litigation, including, but not limited to, its reasonable attorneys’ and paralegal fees, witness fees, court reporters’ fees and other costs of suit.
12.16ERISA. Each party represents to the other that it is not deemed for any purpose of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code, to hold “plan assets” of any (1) “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA, or (2) “plan” as defined in and subject to Section 4975 of the Internal Revenue Code.
12.17Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
12.18Further Assurances. Seller and Purchaser shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary (but without an increase in liability or decrease in rights of such party under this Agreement, other than to a de minimis extent) in connection with the performance of their obligations hereunder and to carry out the intent of this Agreement.
12.19Waiver. One or more waivers of any breach of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.
12.20Relationship of the Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of seller and purchaser.
12.21Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, PURCHASER AND SELLER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES
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HERETO AGAINST THE OTHER ON, OR IN RESPECT OF, ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF PURCHASER AND SELLER HEREUNDER, OR ARISING OUT OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.
13.State Specific Provisions.
13.1California.    Without limiting the choice of law provisions set forth in Section 12.5, the following provisions shall apply to the extent that the laws of the State of California govern the interpretation or enforcement of this Agreement with respect to the Property located in such state:
13.1.1The following is hereby added to Section 9.1 above:
Non-Compliant Plumbing Fixtures. As required by California Civil Code Section 1101.5(e), Seller hereby discloses that: (a) California Civil Code Section 1101.5(a) provides that, on or before January 1, 2019, all noncompliant plumbing fixtures in any commercial real property shall be replaced with water-conserving plumbing fixtures; and (b) the Property may have noncompliant plumbing fixtures.
13.1.2The following language is added to the end of Section 12.7 above:
“NATURAL HAZARD DISCLOSURE ACT. PURCHASER FURTHER ACKNOWLEDGES THAT SELLER MAY BE REQUIRED TO DISCLOSE IF THE PROPERTY LIES WITHIN CERTAIN NATURAL HAZARD AREAS OR ZONES DESCRIBED IN CALIFORNIA CIVIL CODE SECTION 1103 ET SEQ. PURCHASER ACKNOWLEDGES AND AGREES THAT THE NATURAL HAZARD DISCLOSURE STATEMENT PREPARED BY THE QUALIFIED CONSULTANT SELECTED BY SELLER IN ITS REASONABLE DISCRETION (WHICH, IN SUCH CAPACITY IS HEREIN CALLED “NATURAL HAZARD EXPERT”) SHALL FULLY AND COMPLETELY DISCHARGE SELLER FROM SELLER’S DISCLOSURE OBLIGATIONS REFERRED TO HEREIN, AND, FOR THE PURPOSE OF THIS AGREEMENT, THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1103.4 REGARDING THE NON-LIABILITY OF SELLER FOR ERRORS OR OMISSIONS NOT WITHIN ITS PERSONAL KNOWLEDGE SHALL BE DEEMED TO APPLY AND THE NATURAL HAZARD EXPERT SHALL BE DEEMED TO BE AN EXPERT, DEALING WITH MATTERS WITHIN THE SCOPE OF ITS EXPERTISE WITH RESPECT TO THE EXAMINATION AND NATURAL HAZARD DISCLOSURE STATEMENT REFERRED TO ABOVE. IN NO EVENT SHALL SELLER HAVE ANY RESPONSIBILITY FOR MATTERS NOT ACTUALLY KNOWN TO SELLER.
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GENERAL RELEASE. IN CONNECTION WITH THE WAIVER AND RELEASE CLAIMS SET FORTH ABOVE IN THIS PARAGRAPH 12.7, EXCEPT AS EXPRESSLY STATED OTHERWISE, PURCHASER HEREBY ASSUMES THE RISK OF SUCH CLAIMS AND AGREES THAT THE RELEASE CONTAINED IN THIS PARAGRAPH 12.7 SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED CLAIMS, AS WELL AS THOSE KNOWN AND ANTICIPATED, AND PURCHASER DOES HEREBY WAIVE ANY AND ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SEC. 1542, WHICH SECTION HAS BEEN DULY EXPLAINED AND READS AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

    /s/ WT
Purchaser’s Initials

13.2Florida. Without limiting the choice of law provisions set forth in Section 12.5, the following provisions shall apply to the extent that the laws of the State of Florida govern the interpretation or enforcement of this Agreement with respect to the Property located in such state:
13.2.1Purchaser hereby acknowledges its receipt of the following notice: RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.
13.2.2In accordance with §553.996, Florida Statutes, Seller hereby notifies Purchaser of Purchaser’s option for an energy-efficiency rating on the buildings on the Properties. Seller makes no representations or warranties as to any such energy-efficiency rating. Such information shall not constitute a basis for any claims against Seller with respect to the disclosures required under the Florida Building Energy-Efficiency Rating Act, nor shall Seller be
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liable or responsible to Purchaser for its reliance on any energy-efficiency rating obtained by Purchaser on its behalf.
13.3Georgia. Without limiting the choice of law provision set forth in Section 12.5, the following provisions shall apply to the extent that the laws of the State of govern the interpretation or enforcement of this Agreement with respect to any Property located in such state:
(i)Additional Seller Closing Documents. Seller’s Closing deliverables under Section 4.1 shall also include the following duly executed documents:
    (1) One (1) duly executed Affidavit of Seller’s Residency or, alternatively if applicable, an Affidavit of Seller’s Gain (or Loss), together with the amount of income withholding taxes (if any) required to be remitted to the Georgia Department of Revenue on account of the sale, and
    (2) One (1) duly executed Seller’s Affidavit Regarding Commercial Real Estate Brokers.
(ii)    Additional Purchaser Closing Documents: Purchaser’s Closing deliverables under Section 4.2 shall also include the following duly executed document:
    (1) One (1) duly executed Purchaser’s Affidavit Regarding Commercial Real Estate Brokers.
(iii)    Notwithstanding anything to the contrary contained herein, the term "attorney's fees" or any similar term shall mean attorney's fees which are actually incurred or paid by a party, and not any statutory presumption regarding attorney’s fees found at O.C.G.A. § 13-1-11 or otherwise.
13.4Louisiana. Without limiting the choice of law provisions set forth in Section 12.5, the following provisions shall apply to the extent that the laws of the State of Louisiana govern the interpretation or enforcement of this Agreement with respect to the Property located in such state:
13.4.1LOUISIANA DEFINED TERMS. The term "lien" will also mean a privilege, mortgage, pledge, security interest, assignment, or other encumbrance. The terms "land", “real property” and "real estate" will also mean "immovable property" as that term is used in the Louisiana Civil Code. The term "personal property" will also mean "movable property" as that term is used in the Louisiana Civil Code. The term "easement" will also mean "servitude" as that term is used in the Louisiana Civil Code. The term "Land" will also include "component parts" as that term is used in the Louisiana Civil Code. The term "Buildings" will also include "other constructions" as that term is used in the Louisiana Civil Code. The term "intangible" will also mean "incorporeal" as that term is used in the
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Louisiana Civil Code. The term "tangible" will also mean "corporeal" as that term is used in the Louisiana Civil Code. The terms "condemnation" and "eminent domain" will include "expropriation" as that term is used in Louisiana law. The term "county" will mean "parish" as that term is used in Louisiana. The term “fee simple title” will also mean “full ownership interest” as that term is used in Louisiana. All references to joint and several liability in relation to an obligation governed by Louisiana law shall include joint, several and solidary liability.
13.4.2The term "Environmental Law" shall include the Louisiana Environmental Quality Act, La. R.S. Section 30:2001 et seq.
13.4.3Seller’s Closing deliverables under Section 4.1 shall also include the following duly executed document: One (1) duly executed satisfactory affidavit from Seller, as Tenant under the Lease, that Louisiana Revised Statutes Title 9, Section 2717.1, regarding prohibition against the purchase, lease, or acquisition of immovable (real) property by foreign adversaries, does not apply to Tenant.
13.4.4Purchaser’s Closing deliverables under Section 4.2 shall also include the following duly executed document: One (1) duly executed satisfactory affidavit from Purchaser that Louisiana Revised Statutes Title 9, Section 2717.1, regarding prohibition against the purchase, lease, or acquisition of immovable (real) property by foreign adversaries, does not apply to Purchaser.
13.4.5Waivers with Respect to the Assignment Agreement. With respect to the Louisiana Assigned Property assigned pursuant to the Assignment Agreement, except for the warranties made by Seller in this Agreement, this assignment is without any warranties whatsoever with respect to the Assigned Property, and Purchaser waives all representations and warranties, express or implied, with respect to the Assigned Property, including without limitation, all warranties with respect to the solvency of any obligor, the existence of any defenses to enforcement, and all other warranties set forth in La. Civ. Code Arts. 2642 through 2654, inclusive, or any other provision of applicable law. Without limiting the generality of the foregoing, and except for the express warranties set out in this Agreement, Purchaser hereby waives all right, claim, or cause of action that it has or may have to rescind or resolve the assignment of the Assigned Rights, in whole or in part, or to demand a diminution or reduction in purchase price based on any defects or defenses, or to otherwise seek the recovery of damages due to or arising out of any occurrences or non-occurrences relating to any matters covered by any warranty waived herein.
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13.4.6Waivers With Respect to the Bill of Sale. With respect to the property in Louisiana conveyed pursuant to the Bill of Sale, the Purchaser waives all warranties that this conveyed property is fit for a particular purpose and all other express and implied warranties, as well as all right to proceed against Seller for any liability arising from any redhibitory or other defects or vices under Louisiana Civil Code Articles 2475 through 2548, and Purchaser hereby waives all right or cause of action to rescind or dissolve the transfer of that property or to demand a reduction in the price or other consideration based on the existence of any redhibitory or other defects or deficiencies in the property or based on the unsuitability of that property or any part of it for Purchaser’s intended use or any other use or based on any other claimed breach of warranties whatsoever.
13.5Maryland. Without limiting the choice of law provision set forth in Section 12.5, the following provisions shall apply to the extent that the laws of the State of Maryland govern the interpretation or enforcement of this Agreement with respect to the Property located in such state:
13.5.1Any Deed delivered by Seller under Section 4.1 above for any Property located in Maryland shall include, among other items, a signed attorney certification for the Deed.
13.5.2The applicable Seller represents and warrants that to Seller’s Knowledge: (i) the Property located in Maryland is not currently subject to a preferential agricultural assessment, such Property has not been subject to any such assessment in the five (5) years immediately preceding the date of this Agreement, and all agricultural land transfer taxes due or payable or potentially due or payable in connection therewith have been paid and satisfied prior to the date hereof, (ii) the conveyance of the Property located in Maryland does not constitute a bulk transfer subject to the provisions of Maryland Commercial Code, Commercial Law, Section 6-102 et seq.; and (iii) there are no unrecorded agreements or instruments creating any obligation to pay front foot benefit charges with respect to such Property. These representations shall survive Closing.
13.5.3Notice to buyer concerning the Chesapeake and Atlantic Coastal Bays Critical Area. Buyer is advised that all or a portion of the property may be located in the “critical area” of the Chesapeake and Atlantic Coastal Bays, and that additional zoning, land use, and resource protection regulations apply in this area. The “critical area” generally consists of all land and water areas within 1,000 feet beyond the landward boundaries of State or private wetlands, the Chesapeake Bay, the Atlantic Coastal Bays, and all of their tidal tributaries. The “critical area” also includes the waters of and lands under the Chesapeake Bay, the Atlantic Coastal Bays, and all of their tidal tributaries to the head of tide. For information as to
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whether the property is located within the critical area, buyer may contact the local department of planning and zoning, which maintains maps showing the extent of the critical area in the jurisdiction. Allegany, Carroll, Frederick, Garrett, Howard, Montgomery, and Washington Counties do not include land located in the critical area.
13.6Mississippi. Without limiting the choice of law provision set forth in Section 12.5, the following provisions shall apply to the extent that the laws of the State of Mississippi govern the interpretation or enforcement of this Agreement with respect to any Property located in such state:
(ii)Additional Seller Closing Documents. Seller’s Closing deliverables under Section 4.1 shall also include the following duly executed documents:
    (1) One (1) duly executed Affidavit for Withholding Income Tax on Sale of Real Estate by Non-Resident, together with the amount of income withholding taxes (if any) required to be remitted to the Mississippi Department of Revenue on account of the sale, and
    (2) One (1) duly executed Seller’s Affidavit Regarding Commercial Real Estate Brokers.
(ii)    Additional Purchaser Closing Documents: Purchaser’s Closing deliverables under Section 4.2 shall also include the following duly executed document:
    (1) One (1) duly executed Purchaser’s Affidavit Regarding Commercial Real Estate Brokers.
13.7Pennsylvania.
13.7.1Bulk Sales. The applicable Seller agrees to comply with Pennsylvania’s bulk sale statutes (43 P.S. §788.3, 69 P.S. §529, 72 P.S. §1403, 72 P.S. §7240 and 72 P.S. §7321.1 and/or any similar law) (collectively, the “PA Bulk Sales Laws”). In order to prevent Purchaser from being held liable for any taxes, penalties, interest and/or any other obligations imposed against or owed by such Seller to the Commonwealth of Pennsylvania and/or its departments, agencies and instrumentalities (collectively the “Seller PA Obligations”), such Seller shall (a) pay when due all Seller PA Obligations, and (b) as soon as reasonably practical following Closing and the filing of Seller’s Pennsylvania tax returns for the tax year in which the Closing occurs, using reasonable diligence and commercially reasonable efforts, apply for and obtain and deliver to Purchaser clearance certificates from the Pennsylvania Department of Revenue, and the Pennsylvania Department of Labor & Industry (the “Clearance Certificates”). Seller hereby agrees to indemnify, defend and hold Purchaser harmless of and from any and all liabilities, costs, obligations, losses, damages and/or expenses (including, but not limited to, court costs, interest, penalties and attorneys’ fees and costs) which might be imposed on or incurred by Purchaser or its successors or assigns by reason of each such Seller’s failure to pay or otherwise satisfy any Seller PA Obligations. Seller shall (i) provide to the
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Pennsylvania Department of Labor and Industry and the Pennsylvania Department of Revenue written notice of the sale and transfer transactions contemplated by this Agreement prior to or promptly following the Closing Date (and shall concurrently provide to Buyer a copy of such notice).
13.7.2Assignment by Purchaser. Notwithstanding the provisions of Section 12.2, if a permitted assignee shall assume Purchaser’s rights and obligations under this Agreement with respect to any Properties located in Pennsylvania, then upon the effective date of such assignment, Purchaser shall be released from all obligations under this Agreement with respect to such Properties. In such event, upon Purchaser’s or Seller’s request, Seller, Purchaser and any such assignee of shall enter into a substitution, novation and indemnity agreement, respecting this Agreement, the form of which shall be reasonably acceptable to the parties. Notwithstanding anything contained herein, in the event of any such assignment, Purchaser and its assignee shall be jointly and severally liable for, and shall indemnify, defend and hold harmless Seller from and against, any realty transfer tax that may arise as a result of such assignment.
13.8Texas
13.8.1Section 10.2.1 is hereby modified with respect to the Texas Properties by adding the following at the end of the Section:
If the Purchaser first discovers a breach or misrepresentation of any of Seller’s representations, warranties or covenants set forth in this Agreement on a date (the “Discovery Date”) subsequent to the Closing Date, but prior to the end of the Limitation Period, Purchaser must give Seller written notice (the “Breach Notice”) of the breach and the Discovery Date within sixty (60) days after the Discovery Date in order for such breach to form the basis of an action by Purchaser against Seller. Any such action must be brought within two (2) years and one (1) day after the Discovery Date, provided that a Breach Notice has been timely given in accordance with immediately preceding sentence. The acceptance of the Deed by Purchaser at Closing shall from and after the Limitation Period be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller in this subsection and every agreement and obligation on the part of Seller to be performed in this Agreement except as to claims timely asserted in a Breach Notice and where a suit is filed against Seller not later than two (2) years and one (1) day after the Discovery Date.

[SIGNATURES ON FOLLOWING PAGE]
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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.
SELLERS:
RELADYNE WEST, LLC,
a Delaware limited liability company
By:/s/ Brian Robinson
Name: Brian Robinson
Title: Authorized Signatory
SUN COAST RESOURCES, LLC,
a Texas limited liability company
By:/s/ Brian Robinson
Name: Brian Robinson
Title: Authorized Signatory
RELADYNE FLORIDA, LLC,
a Delaware limited liability company
By:/s/ Brian Robinson
Name: Brian Robinson
Title: Authorized Signatory
PPC LUBRICANTS, LLC,
a Pennsylvania limited liability company
By:/s/ Brian Robinson
Name: Brian Robinson
Title: Authorized Signatory
WESTERN MARKETING, INC.,
a Texas corporation
By:/s/ Brian Robinson
Name: Brian Robinson
Title: Authorized Signatory
PUMPELLY OIL ACQUISITION LLC,
a Delaware limited liability company
By:/s/ Brian Robinson
Name: Brian Robinson
Title: Authorized Signatory

[SIGNATURES CONTINUE ON NEXT PAGE]
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PURCHASER:
FNLR NON-FRICTION LLC,
a Delaware limited liability company
By:/s/ William Turner
Name: William Turner
Title: Authorized Signatory
[END OF SIGNATURE PAGES.]
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LIST OF SCHEDULES AND EXHIBITS
Exhibit A-1        List of Properties and Seller Information
Exhibit A-2        Legal Descriptions
Exhibit B        Tenant’s Property
Exhibit C        Form of Owner’s Affidavit
Exhibit D        Property Information
Exhibit E        Form of Deed
Exhibit F        Form of Non-Foreign Affidavit
Exhibit G        Form of Lease
Exhibit H        Form of General Assignment
Exhibit I        Form of KYC Application
Exhibit J        Form of Bill of Sale
Schedule 2        Purchase Price Allocations
Schedule 4.5.3     General Closing Cost Allocations Schedule
    List of Schedules    Purchase and Sale Agreement
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Schedule 5.4.3    Purchase and Sale Agreement
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